Exhibit 4.1

Date: 12/13/2021 01:26 PM Client: 21-30840-7_Digital Brands Group, Inc_S-1/A Toppan Merrill Project: 21-30840-7 Form Type: S-1/A File: tm2130840d8_ex4-1.htm Type: EX-4.1 Pg: 1 of 2 Exhibit 4.1

Date: 12/13/2021 01:26 PM Client: 21-30840-7_Digital Brands Group, Inc_S-1/A Toppan Merrill Project: 21-30840-7 Form Type: S-1/A File: tm2130840d8_ex4-1.htm Type: EX-4.1 Pg: 2 of 2